UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2013 (April 5, 2013)

ICON Leasing Fund Twelve, LLC

 (Exact Name of Registrant as Specified in Charter)

Delaware	000-53189	20-5651009
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Park Avenue, 36th Floor
New York, New York 10016

(Address of Principal Executive Offices)
____________________

(212) 418-4700

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 5, 2013, ICON Leasing Fund Twelve, LLC participated in an $18,000,000 loan facility by making a secured term loan in the amount of $3,870,000 (the “Term Loan”) to Lubricating Specialties Company (the “Borrower”).  Interest on the Term Loan accrues at a rate of 13.5% per year and is payable in arrears in 22 quarterly payments beginning on May 1, 2013.

The Term Loan is secured by (i) a second priority security interest in and lien on all of Borrower’s existing and thereafter acquired assets including, but not limited to, liquid storage tanks, blending lines and packaging equipment; (ii) a pledge of all of the equity interests in the Borrower; and (iii) a second lien on accounts receivable and inventory.  All of the Borrower’s obligations under the Term Loan are guaranteed by its parent company, LSC Funding Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICON LEASING FUND TWELVE, LLC
By: ICON CAPITAL, LLC, its Manager

Dated: April 9, 2013	By: /s/ Michael A. Reisner
Michael A. Reisner
Co-President and Co-Chief Executive Officer